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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 15, 2002

                              CONVERGYS CORPORATION
             (Exact name of registrant as specified in its charter)


             Ohio                         1-4379                 31-1598292
 (State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

            201 East Fourth Street
               Cincinnati, Ohio                                   45202
   (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (513) 723-7000






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FORM 8-K                                                  CONVERGYS CORPORATION


ITEM 5.   OTHER EVENTS.

         On July 15, 2002, Convergys Corporation (NYSE:CVG) announced that it had purchased substantially all of the assets of iBasis Speech Solutions, Inc. (formerly Price Interactive), a wholly owned subsidiary of iBasis, Inc. (NASDAQ:IBAS), a provider of international Internet-based communication services. The Speech Solutions business develops and hosts Interactive Voice Response (IVR) and Advanced Speech Recognition (ASR) solutions for large carrier and enterprise customers. The acquisition offers Convergys the opportunity to serve its clients better by supplementing its existing capabilities with state-of-the-art IVR and ASR technology that is compatible with existing software and is fully scaleable to meet the needs of its largest clients.

         Convergys paid $17 million in cash at closing with an additional $1.5 million placed in escrow (to be distributed to iBasis Inc. upon the satisfaction of certain conditions). If the Speech Solutions business achieves certain revenue milestones in 2002 and 2003, Convergys could pay up to an additional $16 million in earn-out payments.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CONVERGYS CORPORATION



                                      By:      /s/ William H. Hawkins II
                                           ---------------------------------
                                               William H. Hawkins II
                                               General Counsel and Secretary



Date:  July 16, 2002